UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8150 N. Central Expy., Suite 1800, Dallas, TX 75206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 932-1779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported on Form 8-K dated December 2, 2005, the Registrant issued a promissory note (the “Initial Note”) to an investor with a principal amount of $2,500,000. On December 19, 2005 the Registrant issued an additional promissory note (the “Additional Note”) with a principal amount of $1,600,000 (the “Additional Loan”) to the investor. The Additional Note has the same terms as the Initial Note: it bears interest at the rate of 12.5% per annum, it is due on demand after May 31, 2006, it may be repaid at any time by the Registrant, and the Registrant has agreed to grant to the investor a security interest in the wells owned and operated by the Registrant and the Registrant’s share of production obtained from such wells. The investor has also agreed to purchase a final $900,000 promissory note having the same terms as the Initial Note and the Additional Note, for a total investment of $5,000,000.

The Registrant has also agreed to issue to the investor 34,783 shares of the Registrant’s common stock valued at $80,000 as consideration for providing the Additional Loan and has agreed to issue to the investor $45,000 worth of shares upon receipt of the final $900,000, valued at the closing bid price on the day before the final monies are received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005

TERAX ENERGY, INC.

By:	“Lawrence Finn“
Lawrence Finn
Interim Chief Executive and
Chief Financial Officer